                                                                    EXHIBIT 99.1

[NOBLE ENERGY LOGO]                        NEWS RELEASE

100 GLENBOROUGH DRIVE                      CONTACT: Greg Panagos: 281-872-3125
SUITE 100                                  Investor_Relations@nobleenergyinc.com
HOUSTON, TX 77067

             NOBLE ENERGY, INC. ANNOUNCES THIRD QUARTER 2003 RESULTS
        Net Income and Discretionary Cash Flow Increase $36.3 Million and
                          $38.0 Million, Respectively

HOUSTON (October 29, 2003) -- Noble Energy, Inc. (NYSE: NBL) today reported third quarter net income of $35.1 million, or 62 cents per share, compared to a net loss of $1.2 million, or two cents per share, for the same period last year. Discretionary cash flow (see Determination of Discretionary Cash Flow and Reconciliation schedule) for the third quarter 2003 increased 33 percent to $153.2 million compared to $115.2 million for the same period last year.

Discontinued operations reported net income of $3.0 million. Net income from discontinued operations included two non-cash adjustments, an after-tax charge of $11.9 million to write down the assets held for sale to their estimated fair value and an after-tax gain on the disposition of assets during the third quarter of $6.4 million.

Excluding the effect of the after-tax gain on disposition of assets and the write down of assets held for sale, Noble Energy's net income would have been $40.6 million, or 72 cents per share.

The increase in reported net income and discretionary cash flow versus the third quarter last year primarily reflected higher realized commodity prices and lower exploration expense. Increased production also contributed to strong year-on-year financial and operating improvements.

Realized natural gas prices for the third quarter 2003 were $4.10 per thousand cubic feet (Mcf), 50 percent above last year's $2.73 per Mcf. Realized crude oil prices were $27.49 per barrel (Bbl), an increase of five percent compared to $26.19 per Bbl for the third quarter 2002. Realized methanol prices were 63 cents per gallon (Gal) for the third quarter 2003, an increase of 31 percent over 48 cents per Gal for the same period last year.

Charles D. Davidson, the company's Chairman, President and CEO, said, "The continuing strong commodity price environment has significantly enhanced our financial results. From an operating point of view, our international operations continued to show strong results, while our domestic drilling and production programs remained consistent with the first half of this year. Finally, after several years of substantial investment, I am pleased to be able to say our natural gas project in Israel and expansion in Equatorial Guinea are expected to begin operations this quarter."

During 2003, Noble Energy identified five property packages for disposition, and bids have now been received on all five packages. During the third quarter, closed property sales resulted in a pre-tax gain of $9.9 million.

Also during the third quarter, certain properties in two packages were classified as held for sale, written down by $18.3 million to fair value, pre-tax, and reported in discontinued operations (see Discontinued Operations Summary schedule). Subsequent to September 30, the remaining asset package met the criteria to be classified as held for sale. For the full year, property sales are expected to generate over $110 million in pre-tax proceeds.

Reported production, net of adjustments for discontinued operations, was 90,236 barrels of oil equivalent per day (Boepd), an increase of four percent compared to 86,807 Boepd for the same period last year. The increase in volumes was attributable to the start-up of production in China and a substantial increase in production volumes in Ecuador, partially offset by lower domestic and North Sea volumes. As a result of property sales, overall production declined by approximately 950 Boepd relative to the second quarter.

Third quarter 2003 reported production volumes declined compared to 94,275 Boepd for the second quarter of 2003. Increased natural gas volumes in Ecuador were offset by temporary maintenance related shut-ins in the North Sea, downtime for construction in Equatorial Guinea and minor curtailments in the U.S. Overall production for the third quarter 2003 was 99,111 Boepd after adding back the volumes associated with discontinued operations compared to 103,466 Boepd last quarter.

Reported oil and gas operating costs from continuing operations for the three months ending September 30, 2003 were $4.52 per barrel of oil equivalent (BOE) compared to $3.92 per BOE for the same period last year. The quarter-on-quarter increase in per BOE oil and gas operating costs was primarily due to increased production taxes and ad valorem taxes resulting from higher natural gas and crude oil prices. Relatively high commodity prices are expected to continue for the remainder of 2003, which may cause aggregate oil and gas operating costs to exceed the company's original expectations for the year. The start-up of operations in China and the expansion in Equatorial Guinea and their associated costs also contributed to higher operating costs.

Reported depreciation, depletion and amortization increased to $8.81 per BOE, compared to $7.52 per BOE in the third quarter of 2002. The increase was primarily due to higher finding costs in the Gulf of Mexico shallow shelf in prior years and the initial capital carry associated with the company's joint venture with Aspect Energy. Adoption of SFAS No. 143 as of January 1, 2003, which relates to accounting for abandonment costs, also contributed to higher depreciation, depletion and amortization.

Selling, general and administrative expenses for the third quarter were $1.51 per BOE compared to $1.86 per BOE for the third quarter of 2002. The decrease primarily reflects lower legal expenses.

For the first nine months of 2003, net income was $99.0 million, or $1.74 per share, compared to net income of $0.8 million, or one cent per share, last year. Discretionary cash flow for the first three quarters of 2003 was $481.6 million compared to $327.5 million for the same period last year. The year-on-year increase in net income and discretionary cash flow resulted from higher commodity prices and increased production volumes.

                               DOMESTIC OPERATIONS

Domestic operations reported operating income after discontinued operations for the third quarter of $41.8 million, compared to an operating loss of $3.2 million for the same period last year. Domestic operating income included a non-cash charge of $8.4 million. The total non-cash charge included a write down of assets held for sale to fair value, partially offset by a realized gain on sale of assets.

Domestic operations benefited from higher realized prices for crude oil and natural gas during the quarter, which increased four percent and 50 percent, respectively, compared to the third quarter of 2002. The average domestic realized crude oil price was $26.55 per Bbl compared to $25.48 per Bbl during the third quarter of 2002. The average domestic realized natural gas price was $4.70 per Mcf compared to $3.14 per Mcf last year.

Compared to the second quarter 2003, domestic production volumes, excluding discontinued operations, decreased to 59,301 Boepd from 62,253 Boepd. The production decline was primarily due to temporarily reduced volumes at Green Canyon 282 (Boris) and pipeline maintenance at Main Pass 305/306. Adding back production from discontinued operations, domestic production during the third quarter was 68,176 Boepd. During the quarter, domestic properties with production volumes by approximately 950 Boepd were sold.

Domestic production volumes declined to 59,301 Boepd in the third quarter of 2003 from 61,073 Boepd last year. The decline in production volumes was primarily due to natural decline rates in the Gulf of Mexico and onshore Gulf Coast region.

In the deepwater Gulf of Mexico, Boris #2 began production during the third quarter. Gross production from the Boris #1 and #2 wells is currently curtailed at 16,500 barrels of oil per day (Bopd) and 26 million cubic feet per day (MMcfpd). Noble Energy has a 25 percent working interest in Boris.

In September, production began at South Timbalier 316 #A-1 (Roaring Fork) at an initial rate of 6,000 Bopd and 13.2 MMcfpd. Noble Energy owns a 40 percent working interest in Roaring Fork. Production began at Louisiana State Lease 340 #1 (Mound Point) in October at an initial rate of 33 million cubic feet equivalent per day (MMcfepd). Noble Energy owns a 25 percent working interest in Mound Point.

Noble Energy's domestic onshore operations were active during the first three quarters of 2003, drilling 50 exploration and development wells with 29 successes. The company plans to drill a total of 85 onshore wells in 2003, of which 49 are scheduled for the Gulf Coast area and 36 are scheduled for the Mid-continent and Rocky Mountain regions.

                            INTERNATIONAL OPERATIONS

International operations reported operating income for the third quarter of $29.4 million compared to operating income of $11.4 million in the third quarter last year. The quarter-on-quarter increase in international operations reflects higher commodity prices, increased production and lower exploration expense. The start-up of production in China also contributed to improved quarter-on-quarter earnings.

International operations benefited from higher realized prices for crude oil during the quarter, which increased five percent compared to the third quarter of 2002. The average international realized crude oil price was $28.29 per Bbl compared to $26.83 per Bbl during the third quarter of 2002. The average international realized natural gas price, excluding Ecuador production that is eliminated as inter-company sales, was $1.03 per Mcf compared to 93 cents per Mcf last year.

Third quarter 2003 international production volumes increased 20 percent to 30,935 Boepd from 25,734 Boepd last year. The increase in production volumes was primarily due to the start-up of crude oil production in China and significantly increased natural gas production in Ecuador. Maintenance related shut downs in the North Sea and construction downtime in Equatorial Guinea combined to partially offset increased international production.

In Israel, Noble Energy has completed all construction necessary to begin natural gas production. The company expects to start production during the fourth quarter of 2003.

Equatorial Guinea

Total operating income in Equatorial Guinea, which includes results from field operations and methanol, for the third quarter of 2003 was $17.9 million compared to $12.8 million last year.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $9.3 million, or 52 percent, of operating income from Equatorial Guinea. Although the Alba field was shut in for approximately ten days for construction tie-ins, third quarter 2003 production volumes averaged 11,758 Boepd, a one percent increase over last year. The average realized price for liquids during the third quarter 2003 was $27.10 per Bbl compared to $25.62 per Bbl for the same period last year. Natural gas was sold to the Atlantic Methanol Production Company (AMPCO) at a price of 25 cents per MMBTU.

AMPCO, an unconsolidated subsidiary in which the company owns a 45 percent interest, produced $8.6 million of operating income net to Noble Energy's interest. AMPCO results are reported as income from unconsolidated subsidiaries. Third quarter realized methanol prices averaged 63 cents per Gal compared to 48 cents per Gal last year. The company's share of AMPCO methanol sales volumes was
28.4 million Gal compared to 31.3 million Gal for the third quarter of 2002, reflecting facility downtime associated with the construction shut-ins.

The Phase 2A condensate expansion project is expected to start-up during the fourth quarter of 2003. Phase 2A is expected to add gross production of 6,000 Bopd upon start-up, which is expected to occur in the first week of December. The project will reach its full incremental production of 29,000 Bopd in the first quarter of next year. Noble Energy has a 34 percent working interest in Phase 2A.

North Sea

In the North Sea, operating income for the third quarter of 2003 was $9.7 million compared to $10.5 million last year. North Sea production for the third quarter of 2003 was 8,773 Boepd compared to 9,803 Boepd last year, reflecting the temporary maintenance related shut-in of production at the Cook field.

Other International

Other international includes operating results from Argentina, China, Ecuador, Israel and Vietnam.

In south Bohai Bay offshore China, production commenced from the CDX field on January 13, 2003. Production for the third quarter 2003 averaged 3,919 Bopd, net to Noble Energy. Noble Energy has a 57 percent working interest in this project.

Noble Energy's Machala power plant operated at breakeven during the third quarter 2003. During the quarter, 184,470 megawatts (MW) were produced at an average sales price of 8.3 cents per kilowatt hour (Kwh). For the third quarter 2003, Noble Energy produced 21.2 MMcfpd of natural gas from the Amistad field at an average price of $3.73 per Mcf. The volume of natural gas and MW produced in Ecuador is related to thermal electricity demand in that country. Early in the third quarter, Ecuador had sufficient rainfall to allow hydroelectric power producers to provide base load power, while Noble Energy provided electricity to meet peak demand. As seasonal rains subsided during the third quarter, Noble Energy experienced increasing demand for thermal electricity.

Noble Energy is one of the nation's leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea, the North Sea and Vietnam. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.



This news release may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's business that are detailed in its Securities and Exchange Commission filings.

                                      -xxx-

PR 242                                                                  10/29/03

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         CONSOLIDATED SUMMARY OF RESULTS
                  (Unaudited) (In thousands, except per share)

                                                       Three Months Ended                     Nine Months Ended
                                                   ----------------------------          ----------------------------
                                                   9/30/2003          9/30/2002          9/30/2003          9/30/2002
                                                   ---------          ---------          ---------          ---------
REVENUES
Oil and Gas Sales and Royalties                    $ 205,650          $ 156,548          $ 632,192          $ 443,758
Gathering, Marketing and Processing                   16,877             18,940             54,657             47,597
Electricity Sales                                     12,855              3,931             41,361              3,931
Income From Unconsol. Subs.                            8,584              5,184             33,190              1,278
Other Income (Loss)                                   (1,850)            (1,901)            (7,547)               972
                                                   ---------          ---------          ---------          ---------
                                                     242,116            182,702            753,853            497,536
                                                   ---------          ---------          ---------          ---------
COST AND EXPENSES
Oil and Gas Operations                                37,508             31,289            111,719             79,911
Transportation                                         3,451              4,010             10,570             13,227
Oil and Gas Exploration                               25,481             50,628             95,559            107,266
Gathering, Marketing and Processing                   14,708             15,216             48,690             40,151
Electricity Generation                                12,818              3,117             36,439              3,117
Depreciation, Depletion and Amortization              73,155             60,076            217,690            184,590
Selling, General and Administrative                   12,495             14,835             41,069             38,241
Accretion of Asset Retirement Obligation               2,401              7,015
Interest Expense                                      15,405             14,979             46,363             47,092
Interest Capitalized                                  (4,395)            (4,649)            (9,578)           (13,732)
                                                   ---------          ---------          ---------          ---------
                                                     193,027            189,501            605,536            499,863
                                                   ---------          ---------          ---------          ---------
INCOME (LOSS) BEFORE INCOME TAXES                     49,089             (6,799)           148,317             (2,327)

INCOME TAX PROVISION (BENEFIT)
Current                                               18,434             (1,603)            58,029             (1,238)
Deferred                                              (1,465)            (1,493)            (1,239)             2,783
                                                   ---------          ---------          ---------          ---------
                                                      16,969             (3,096)            56,790              1,545
                                                   ---------          ---------          ---------          ---------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                           32,120             (3,703)            91,527             (3,872)

DISCONTINUED OPERATIONS NET OF TAX                     2,996              2,513             13,355              4,703

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                               (5,839)
                                                   ---------          ---------          ---------          ---------
NET INCOME (LOSS)                                  $  35,116          $  (1,190)         $  99,043          $     831
                                                   =========          =========          =========          =========
INCOME (LOSS) PER SHARE BEFORE DISCONTINUED
  OPERATIONS AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                          $    0.57          $   (0.06)         $    1.61          $   (0.07)

INCOME PER SHARE FROM DISCONTINUED
  OPERATIONS                                       $    0.05          $    0.04          $    0.23          $    0.08

LOSS PER SHARE FROM CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE         $      --          $      --          $   (0.10)         $      --
                                                   ---------          ---------          ---------          ---------
NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED    $    0.62          $   (0.02)         $    1.74          $    0.01
                                                   =========          =========          =========          =========
AVERAGE SHARES OUTSTANDING                            56,494             57,287             57,014             57,159

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
          DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
                           (Unaudited) (In thousands)

                                                  Three Months Ended                    Nine Months Ended
                                             ----------------------------          ----------------------------
                                             9/30/2003          9/30/2002          9/30/2003          9/30/2002
                                             ---------          ---------          ---------          ---------
Net Income (Loss)                            $  35,116          $  (1,190)         $  99,043          $     831
Depreciation, Depletion and
   Amortization (DD&A)                          73,155             60,076            217,690            184,590
Power Project DD&A                               6,900              1,567             19,180              1,567
Oil and Gas Exploration                         25,481             50,628             95,559            107,266
Interest Capitalized                            (4,395)            (4,649)            (9,578)           (13,732)
Undistributed Earnings From Unconsol. Subs      (8,584)            (5,184)           (33,190)            (1,278)
Distribution From Unconsol. Subs                 9,450              4,875             37,575             10,863
DD&A - Discontinued Operations                   6,751             10,561             25,404             34,598
Non-cash Loss on Asset Disposition               8,422             13,336
Change in Accounting Principle, net of tax       5,839
Allowance for Doubtful Accounts                  4,936
Deferred Income Tax Provision (Benefit)         (1,465)            (1,493)            (1,239)             2,783
Accretion of Asset Retirement Obligation         2,401              7,015
                                             ---------          ---------          ---------          ---------
DISCRETIONARY CASH FLOW *                    $ 153,232          $ 115,191          $ 481,570          $ 327,488

Adjustments to Reconcile:
   Working Capital                           $  25,333          $  (5,771)         $  13,818          $    (832)
   Cash Exploration Costs                      (11,426)           (10,953)           (31,104)           (29,630)
   Capitalized Interest                          4,395              4,649              9,578             13,732
   Deferred Tax, Misc. Credits and Other       (11,954)            20,641             (2,879)            (5,615)
                                             ---------          ---------          ---------          ---------
Net Cash Provided by Operating Activities    $ 159,580          $ 123,757          $ 470,983          $ 305,143
                                             =========          =========          =========          =========

* The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company's overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company's ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

================================================================================

                      CONSOLIDATED CONDENSED BALANCE SHEET
                            (Unaudited)(In thousands)

                                                                                   -----------        -----------
                                                                                    9/30/2003          12/31/2002
                                                                                   -----------        -----------
 ASSETS
   Current Assets                                                                  $   476,821        $   310,374
                                                                                   -----------        -----------
   Property, Plant and Equipment                                                     4,054,927          4,334,015
   Less:  Accumulated Depreciation                                                  (1,880,879)        (2,194,230)
                                                                                   -----------        -----------
                                                                                     2,174,048          2,139,785
   Investment In Unconsol. Subs                                                        229,383            234,668
   Other                                                                                48,762             45,188
                                                                                   -----------        -----------
                                                                                   $ 2,929,014        $ 2,730,015
                                                                                   ===========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities                                                             $   524,650        $   471,754
   Long-term Debt                                                                      945,977            977,116
   Deferred Income Taxes,
       Other Deferred Credits and
       Noncurrent Liabilities                                                          373,907            271,759
   Shareholders' Equity                                                              1,084,480          1,009,386
                                                                                   -----------        -----------
                                                                                   $ 2,929,014        $ 2,730,015
                                                                                   ===========        ===========

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)

=================================================================================================================================
                                                     THREE MONTHS ENDED 09/30/03

                                                                                   EQUATORIAL          OTHER          CORPORATE
                                  CONSOLIDATED       DOMESTIC       NORTH SEA        GUINEA       INTERNATIONAL(1)   AND OTHER(2)
                                 --------------  --------------  --------------   -------------   ---------------   -------------
REVENUES
     Oil Sales                        $ 88,630        $ 39,217        $ 18,305        $ 13,685          $ 17,423
     Gas Sales  [3]                    117,020         112,224           3,914             860                22
     Gathering, Marketing and
          Processing Revenue            16,877                                                                            16,877
     Electricity Sales                  12,855                                                            12,855
     Income from Unconsolidated
         Subsidiaries                    8,584                                           8,584
     Other                              (1,850)         (4,481)           (473)                             (394)          3,498
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Revenues                  242,116         146,960          21,746          23,129            29,906          20,375

COSTS AND EXPENSES
     Oil and Gas Operations             37,508          25,339           2,407           3,798             5,235             729
     Transportation                      3,451                           1,837                             1,614
     Oil and Gas Exploration            25,481          21,596             764               1             2,679             441
     Gathering, Marketing and
          Processing Expense            14,708                                                                            14,708
     Electricity Generation             12,818                                                            12,818
     DD&A                               73,155          59,007           7,087           1,286             5,061             714
     SG&A                               12,495           3,852                             182               642           7,819
     Interest Expense (net)             13,411                                                                            13,411
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Costs and Expenses        193,027         109,794          12,095           5,267            28,049          37,822

OPERATING INCOME (LOSS)               $ 49,089        $ 37,166         $ 9,651        $ 17,862           $ 1,857       $ (17,447)
     DISCONTINUED OPERATIONS             4,609           4,609
                                 --------------  --------------  --------------   -------------   ---------------   -------------
OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS            $ 53,698        $ 41,775         $ 9,651        $ 17,862           $ 1,857       $ (17,447)
                                 ==============  ==============  ==============   =============   ===============   =============

     KEY STATISTICS
         DAILY PRODUCTION
               Liquids (Bbl)            35,038          16,053           6,692           5,488             6,805
               Natural Gas (Mcf)       331,188         259,487          12,483          37,622            21,596

         AVERAGE REALIZED PRICE
               Liquids                $  27.49        $  26.55        $  29.73        $  27.10           $ 27.83
               Natural Gas            $   4.10        $   4.70        $  3.41         $   0.25           $  0.68

=================================================================================================================================

                                                  THREE MONTHS ENDED 09/30/02

                                                                                   EQUATORIAL          OTHER          CORPORATE
                                  CONSOLIDATED       DOMESTIC       NORTH SEA        GUINEA       INTERNATIONAL(1)   AND OTHER(2)
                                 --------------  --------------  --------------   -------------   ---------------   -------------
REVENUES
     Oil Sales                        $ 72,928        $ 35,078        $ 18,041        $ 11,483           $ 8,249            $ 77
     Gas Sales                          83,620          79,859           3,812             922                              (973)
     Gathering, Marketing and
          Processing Revenue            18,940                                                                            18,940
     Electricity Sales                   3,931                                                             3,931
     Income from Unconsolidated
        Subsidiaries                     5,184                                           5,184
     Other                              (1,901)         (2,561)            196                              (296)            760
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Revenues                  182,702         112,376          22,049          17,589            11,884          18,804

COSTS AND EXPENSES
     Oil and Gas Operations             31,289          23,816           2,522           2,466             3,197            (712)
     Transportation                      4,010                           2,429                             1,581
     Oil and Gas Exploration            50,628          36,489             414               4            13,500             221
     Gathering, Marketing and
          Processing Expense            15,216                                                                            15,216
     Electricity Generation              3,117                                                             3,117
     DD&A                               60,076          50,328           5,986           1,781             2,076             (95)
     SG&A                               14,835           8,844             184             572               310           4,925
     Interest Expense (net)             10,330                                                                            10,330
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Costs and Expenses        189,501         119,477          11,535           4,823            23,781          29,885

OPERATING INCOME (LOSS)               $ (6,799)       $ (7,101)       $ 10,514        $ 12,766         $ (11,897)      $ (11,081)

     Discontinued Operations             3,867           3,867
                                 --------------  --------------  --------------   -------------   ---------------   -------------
OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS            $ (2,932)       $ (3,234)       $ 10,514        $ 12,766         $ (11,897)      $ (11,081)
                                 ==============  ==============  ==============   =============   ===============   =============
     KEY STATISTICS
         DAILY PRODUCTION
               Liquids (Bbl)            30,271          14,965           7,418           4,871             3,017
               Natural Gas (Mcf)       339,215         276,650          14,310          40,968             7,287

         AVERAGE REALIZED PRICE
               Liquids                $  26.19        $  25.48        $  26.44        $  25.62          $  29.72
               Natural Gas            $   2.73        $   3.14        $   2.90        $   0.24          $   0.96

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)

=================================================================================================================================

                                                      NINE MONTHS ENDED 09/30/03

                                                                                   EQUATORIAL          OTHER          CORPORATE
                                  CONSOLIDATED       DOMESTIC       NORTH SEA        GUINEA       INTERNATIONAL(1)   AND OTHER(2)
                                 --------------  --------------  --------------   -------------   ---------------   -------------
REVENUES
     Oil Sales                       $ 266,302       $ 113,379        $ 59,394        $ 44,844          $ 48,685
     Gas Sales  [3]                    365,890         349,403          13,558           2,841                88
     Gathering, Marketing and
          Processing Revenue            54,657                                                                            54,657
     Electricity Sales                  41,361                                                            41,361
     Income from Unconsolidated
         Subsidiaries                   33,190                                          33,190
     Other                              (7,547)        (11,136)           (294)                             (982)          4,865
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Revenues                  753,853         451,646          72,658          80,875            89,152          59,522

COSTS AND EXPENSES
     Oil and Gas Operations            111,719          74,394           8,130          11,965            14,322           2,908
     Transportation                     10,570                           6,420                             4,150
     Oil and Gas Exploration            95,559          64,500           8,216              51            21,417           1,375
     Gathering, Marketing and
          Processing Expense            48,690                                                                            48,690
     Electricity Generation             36,439                                                            36,439
     DD&A                              217,690         175,036          22,228           4,892            13,788           1,746
     SG&A                               41,069          12,459                             339             2,123          26,148
     Interest Expense (net)             43,800                                                                            43,800
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Costs and Expenses        605,536         326,389          44,994          17,247            92,239         124,667

OPERATING INCOME (LOSS)              $ 148,317       $ 125,257        $ 27,664        $ 63,628          $ (3,087)      $ (65,145)

     Discontinued Operations            20,546          20,546

     Cumulative Effect of SFAS 143      (8,983)         (8,983)
                                 --------------  --------------  --------------   -------------   ---------------   -------------
OPERATING INCOME AFTER
    DISCONTINUED OPERATIONS
    AND CUMULATIVE EFFECT            $ 159,880       $ 136,820        $ 27,664        $ 63,628          $ (3,087)      $ (65,145)
                                 ==============  ==============  ==============   =============   ===============   =============
     KEY STATISTICS
         DAILY PRODUCTION
               Liquids (Bbl)            35,436          16,002           7,238           5,978             6,218
               Natural Gas (Mcf)       340,248         263,981          13,817          41,817            20,633

         AVERAGE REALIZED PRICE
               Liquids               $   27.53       $   25.96        $  30.06        $  27.48          $  28.68
               Natural Gas           $    4.18       $    4.85        $   3.59        $   0.25          $   0.42

=================================================================================================================================

                                                      NINE MONTHS ENDED 09/30/02

                                                                                   EQUATORIAL          OTHER          CORPORATE
                                  CONSOLIDATED       DOMESTIC       NORTH SEA        GUINEA       INTERNATIONAL(1)   AND OTHER(2)
                                 --------------  --------------  --------------   -------------   ---------------   -------------
REVENUES
     Oil Sales                       $ 196,942        $ 90,355        $ 52,510        $ 31,540          $ 22,423           $ 114
     Gas Sales                         246,816         232,439          14,253           2,144                            (2,020)
     Gathering, Marketing and
          Processing Revenue            47,597                                                                            47,597
     Electricity Sales                   3,931                                                             3,931
     Income from Unconsolidated
        Subsidiaries                     1,278                                           1,278
     Other                                 972            (411)            197                              (199)          1,385
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Revenues                  497,536         322,383          66,960          34,962            26,155          47,076

COSTS AND EXPENSES
     Oil and Gas Operations             79,911          64,643           7,695           6,973             3,540          (2,940)
     Transportation                     13,227                           7,167                             6,060
     Oil and Gas Exploration           107,266          83,941           3,594               3            19,173             555
     Gathering, Marketing and
          Processing Expense            40,151                                                                            40,151
     Electricity Generation              3,117                                                             3,117
     DD&A                              184,590         152,829          19,827           3,852             7,353             729
     SG&A                               38,241          24,577             457           1,293               689          11,225
     Interest Expense (net)             33,360                                                                            33,360
                                 --------------  --------------  --------------   -------------   ---------------   -------------
       Total Costs and Expenses        499,863         325,990          38,740          12,121            39,932          83,080

OPERATING INCOME (LOSS)               $ (2,327)       $ (3,607)       $ 28,220        $ 22,841         $ (13,777)      $ (36,004)

     Discontinued Operations             7,236           7,236
                                 --------------  --------------  --------------   -------------   ---------------   -------------
OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS            $  4,909        $  3,629        $ 28,220        $ 22,841         $ (13,777)      $ (36,004)
                                 ==============  ==============  ==============   =============   ===============   =============
     KEY STATISTICS
         DAILY PRODUCTION
               Liquids (Bbl)            30,486          14,492           7,940           4,988             3,066
               Natural Gas (Mcf)       339,564         287,017          17,291          32,045             3,211

         AVERAGE REALIZED PRICE
               Liquids                $  23.66        $  22.84        $  24.22        $  23.16          $  26.78
               Natural Gas            $   2.68        $   2.97        $  3.02         $   0.25          $   0.94

                            AMPCO METHANOL OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                                                      Three Months Ended                      Nine Months Ended
                                                                 -----------------------------           ---------------------------
                                                                 9/30/2003           9/30/2002           9/30/2003         9/30/2002
                                                                 ---------           ---------           ---------         ---------
REVENUES
      Methanol Sales                                             $  18,035            $ 14,969            $ 62,069           $29,300
      Sales of Purchased Methanol                                      964               2,283               3,825             4,731
      Other                                                          2,378                (342)              6,121             2,034
                                                                                                          --------           -------
        Total Revenues                                              21,377              16,910              72,015            36,065

COSTS AND EXPENSES
      Cost of Goods Manufactured                                     8,842               6,067              26,026            19,643
      Cost of Purchased Methanol                                     1,147               2,816               4,157             6,557
      DD&A                                                           2,310               2,467               7,090             7,350
      SG&A                                                             494                 376               1,552             1,237
                                                                                                          --------           -------
        Total Costs and Expenses                                    12,793              11,726              38,825            34,787

INCOME/(LOSS) FROM UNCONS. SUBS                                  $   8,584            $  5,184            $ 33,190           $ 1,278
                                                                 =========            ========            ========           =======
   Methanol Sales (MGal)                                            28,419              31,295              92,746            76,156
   Average Realized Price ($/Gal)                                $    0.63            $   0.48            $   0.67           $  0.38
====================================================================================================================================

                            ECUADOR POWER OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                                                      Three Months Ended                      Nine Months Ended
                                                                 -----------------------------           ---------------------------
                                                                 9/30/2003           9/30/2002           9/30/2003         9/30/2002
                                                                 ---------           ---------           ---------         ---------
REVENUES
      Power Sales                                                $  10,831            $  3,931            $ 35,799           $ 3,931
      Capacity Charge                                                2,024               5,562
                                                                 ---------            --------            --------           -------
        Total Revenues                                              12,855               3,931              41,361             3,931

COSTS AND EXPENSES
   Field
      Lease Operating                                                  832                 483               2,161               483
      DD&A                                                           5,843               1,104              16,318             1,104
      SG&A                                                             454                 517               2,138               517
      Interest                                                          (1)                 (1)
   Plant
      Fuel                                                           3,573                 387              10,355               387
      Non-Fuel                                                       1,060                 163               2,606               163
      Depreciation                                                   1,057                 463               2,862               463
                                                                 ---------            --------            --------           -------
        Total Costs and Expenses                                    12,818               3,117              36,439             3,117
                                                                 ---------            --------            --------           -------
OPERATING INCOME                                                 $      37            $    814            $  4,922           $   814
                                                                 =========            ========            ========           =======
   Natural Gas Production (Mcfpd) [3]                               21,235               6,171              19,856             2,079
   Average Natural Gas Price                                     $    3.73            $   3.44            $   3.86           $  3.44

   Power Production - Total MW                                     184,470              52,192             519,342            52,192
   Average Power Price ($/Kwh)                                   $   0.083            $  0.075            $  0.080           $ 0.075
====================================================================================================================================

   [1] Other international includes operations in Argentina, China, Ecuador,
       Israel and Vietnam.

   [2] Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

   [3] Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         DISCONTINUED OPERATIONS SUMMARY
                  (Unaudited) (In thousands, except per share)

                                                                      As Of September 30, 2003
                                                     -------------------------------------------------------------
                                                                                  Three Months Ended
                                                     --------------  ---------------------------------------------
                                                          YTD          9/30/2003       6/30/2003      3/31/2003
                                                     --------------  --------------  --------------  -------------
REVENUES
Oil and Gas Sales and Royalties                           $ 78,386        $ 24,112        $ 24,363       $ 29,911

COST AND EXPENSES
Write down to Market Value & Realized (Gain)/Loss           13,336           8,422           4,914
Oil and Gas Operations                                      19,100           4,330           7,278          7,492
Depreciation, Depletion and Amortization                    25,404           6,751           7,582         11,071
                                                     --------------  --------------  --------------  -------------
                                                            57,840          19,503          19,774         18,563
                                                     --------------  --------------  --------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES                           20,546           4,609           4,589         11,348

INCOME TAX PROVISION (BENEFIT)
Current                                                      7,191           1,613           1,606          3,972
Deferred
                                                     --------------  --------------  --------------  -------------
                                                             7,191           1,613           1,606          3,972
                                                     --------------  --------------  --------------  -------------
NET INCOME (LOSS)                                         $ 13,355        $  2,996        $  2,983       $  7,376
                                                     ==============  ==============  ==============  =============
KEY  STATISTICS:
  Daily Production
    Liquids (Bbl)                                            3,599           3,215           3,792          3,797
    Natural Gas (Mcf)                                       33,116          33,958          32,393         32,988

  Average Realized Price
    Liquids ($/Bbl)                                       $  27.67        $ 27.94         $  25.51       $  29.61
    Natural Gas ($/Mcf)                                   $   5.66        $ 5.07          $   5.28       $   6.67

                                                                      As Of September 30, 2002
                                                     -------------------------------------------------------------
                                                                                  Three Months Ended
                                                     --------------  ---------------------------------------------
                                                          YTD          9/30/2002       6/30/2002      3/31/2002
                                                     --------------  --------------  --------------  -------------
REVENUES
Oil and Gas Sales and Royalties                           $ 61,665        $ 21,443        $ 22,296       $ 17,926

COST AND EXPENSES
Write down to Market Value & Realized (Gain)/Loss

Oil and Gas Operations                                      19,831           7,015           6,168          6,648
Depreciation, Depletion and Amortization                    34,598          10,561          10,700         13,337
                                                     --------------  --------------  --------------  -------------
                                                            54,429          17,576          16,868         19,985
                                                     --------------  --------------  --------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES                            7,236           3,867           5,428         (2,059)

INCOME TAX PROVISION (BENEFIT)
Current                                                      2,533           1,354           1,900           (721)
Deferred
                                                     --------------  --------------  --------------  -------------
                                                             2,533           1,354           1,900           (721)
                                                     --------------  --------------  --------------  -------------
NET INCOME (LOSS)                                         $  4,703        $  2,513        $  3,528      $  (1,338)
                                                     ==============  ==============  ==============  =============
KEY  STATISTICS:
  Daily Production
    Liquids (Bbl)                                            3,968           4,069           3,939          3,893
    Natural Gas (Mcf)                                       48,985          43,867          48,064         55,150

  Average Realized Price
    Liquids ($/Bbl)                                       $  20.97        $  23.99        $  20.76       $  17.95
    Natural Gas ($/Mcf)                                   $   2.91        $   3.09        $   3.40       $   2.34